EXHIBIT 4

                Vista Bancorp, Inc. 1998 Stock Compensation Plan




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                VISTA BANCORP, INC. 1998 STOCK COMPENSATION PLAN

1.   Purpose.

     The Vista Bancorp, Inc. 1998 Stock Compensation Plan (the "Plan") is intended to enable Vista Bancorp, Inc. (the "Company") and any Parent or Subsidiary Corporation of the Company to attract and retain capable officers and key employees, and to provide them with incentives to promote the best interests of the Company and its Parent and Subsidiaries through the granting of Incentive Stock Options and Nonqualified Stock Options (collectively, the "Options") to acquire Company stock.

2.   Definitions.

     For purposes of the Plan the words and phrases used herein shall have the following meanings:

     (a)  "Board" shall mean the Board of Directors of Vista Bancorp, Inc.

     (b) "Cause" shall include, but not be limited to dishonesty, conviction of a felony, misappropriation of funds, commission of any crime or fraud against the Company or its property, any crime involving moral turpitude or reasonably likely to bring discredit upon the Company, material failure to perform or meet any standards of performance established by the Company with respect to any services to be provided to the Company, and any violation of the Company's operating policies, or other proper cause determined in good faith by the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d)  "Exchange Act" shall mean the Securities and Exchange Act of 1934.

     (e) "Incentive Stock Options" shall mean options which are intended to qualify as incentive stock options within the meaning of section 422 of the Code, and which are designated as incentive stock options in the applicable Option Agreement.

     (f) "Nonqualified Stock Options" shall mean options which are not intended to qualify as incentive stock options, and which are designated as nonqualified stock options in the applicable Option Agreement.

     (g) "Parent" shall mean any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted, is a parent of the Company under the definition of "parent corporation" contained in section 424(e) of the Code, or any similar provision hereafter enacted.

     (h) "Related Corporation" shall mean any corporation which is a Subsidiary or Parent of the Company.

     (i) "Subsidiary" shall mean any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code, or any similar provision hereafter enacted.

3.   Administration.

     Except as otherwise provided below, the Plan shall be administered by a Compensation Committee of the Board (the "Committee") which shall be composed of at least 3 members of the Board. No member of the Committee shall be eligible to participate in the Plan nor shall any members of the Committee have been eligible to participate in the Plan for a period of at least 1 year prior to their election to serve on the Committee.



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     Subject to the terms of the Plan, the Committee shall have the authority to determine the persons to whom Incentive Stock Options and Nonqualified Stock Options shall be granted under the Plan, and to the date of grant and the other terms and conditions thereof. The Committee shall have the authority to establish, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to make such determinations and interpretations under or in connection with the Plan and the Options granted hereunder, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its stockholders, employees (including former employees), and any related corporation, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted hereunder.

4.   Eligibility.

     The persons eligible to participate in the Plan shall be the officers, and all full-time employees of the Company and related corporations who may be designated by the Committee. The persons eligible to receive Options under the Plan are hereinafter referred to as "Eligible Individuals."

     Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan to an Eligible Individual, within the discretion of the Committee; provided, however, that Incentive Stock Options shall only be granted to persons who are employees of the Company or a Related Corporation.

5.   Stock Subject to the Plan.

     Subject to the provisions of Section 9 hereof, 100,000 (the "Shares") of $00.50 par value common stock of the Company (the "Common Stock"), shall be available for the grant of Options under the Plan. The maximum number of Options which may be granted to any one Eligible Individual under this Plan is 40,000. Shares issuable under the Plan shall be authorized but unissued shares of the Company.

     If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of new Options under the Plan as fully as if such Shares had never been subject to an Option.

6.   Option Grants.

     From time to time until the expiration or earlier termination of the Plan, the Committee may, within its discretion, grant Options to Eligible Individuals (hereinafter referred to as "Optionees"), under the Plan, provided, however, that grants of Incentive and Nonqualified Stock Options shall be separate and not in tandem.

7.   Terms and Conditions of Options.

     Options granted pursuant to the Plan to such Eligible Individuals shall be in such form as the Committee shall from time to time approve, and shall be subject to the following terms and conditions to the extent such terms and conditions are applicable to such Option:

     (a)  Price.

          (I) Incentive Stock Options. The option price per Share under each Option granted under the Plan as an Incentive Stock Option shall be determined and fixed by the Committee in its discretion, but shall not be less than 100% of the fair market value of the Shares on the date of grant of such Option. The fair market value of a Share on any day shall mean: (i) the mean between the closing bid and closing asked prices of a share as reported by the National Association of Securities Dealers, Inc. Automated Quotation National Market System ("NASDAQ") or such other entity as the Committee may select for such purpose from time to time, or if not available; (ii) the mean between the highest and lowest selling prices of a Share on the date of grant, quoted by such entity


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               as the  Committee  may select for such purpose from time to time, or if not available; (iii) such other method of determining fair market value as shall be permitted by the Code or the rules or regulations thereunder, and adopted by the Committee from time to time.

          (II) Nonqualified Stock Options. The option price per share under each Option granted under the Plan as a Nonqualified Option shall be determined and fixed by the Committee in its discretion, but shall not be less than 100% of the fair market value of such Shares on the date of grant of such Option (determined as provided in Subsection (a)(I) above).

     (b) Term. Subject to earlier termination as provided in Subsections (c) through (g) below and in Section 9 hereof, and except as otherwise provided in Subsection (j) below, the duration of each Option shall not be more than 10 years from the date of grant.

     (c) Exercise and Payment. Options shall be exercisable in such installments and on such dates as the Committee may specify, provided that the Committee may determine that Options shall become immediately exercisable in whole or in part in the event of termination of employment by reason of death, disability or retirement in accordance with the retirement policy of the Company or any Related Corporation, for any business reasons or with the express consent of the Committee. Except as otherwise provided in Subsections (d) through (g) below, Options shall only be exercisable by an Optionee while an Optionee remains in the employ of the Company or a Related Corporation. Any Option Shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option in accordance with Section 7. Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of Shares to be purchased, and accompanied by payment in full of the aggregate purchase price for such Shares. Only full Shares shall be delivered, and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited.

          The purchase price shall be payable in cash, or by check, bank draft, or postal or express money order, or any other form, including Company stock, as determined by the Committee, in its discretion.

     (d) Termination of Optionee's Employment. If an Optionee's employment with the Company and all related corporations is terminated for any reason, without "Cause", other than by reason of death, Disability, or retirement (as described in Subsections (e), (f) and (g) below) prior to the expiration of the original term of his Option ("Expiration Date") such Option shall terminate 3 months after such termination of employment. For purposes of this Subsection, an Optionee's employment relationship shall be considered as continuing intact while the Optionee is on military leave, sick leave, bona fide leave of absence in accordance with general corporate policies, federal or state family leave, or other leave if the period of such leave does not exceed 3 months, unless the Optionee's right to reemployment with the Company or a Related Corporation is guaranteed either by statute or contract. In the event of any termination for "Cause", any and all Options that have not yet become exercisable shall immediately terminate, except as required otherwise under any state statutes.

     (e) Death of Optionee. If an Optionee's employment is terminated by reason of his death prior to the Expiration Date of his Option, or if an Optionee whose employment is terminated as a result of retirement or disability (as described in Subsection (f) and (g) below) shall die following the Optionee's termination of employment but prior to the Expiration Date of any Option or expiration of the period determined under Subsections (f) or (g) below, if earlier, such Option may be exercised by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of the Optionee's death, or to any greater extent permitted by the


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          Committee,  at any time prior to the earlier of: (i) 1 year  following the date of the Optionee's death; or (ii) the Expiration Date of such Option (which, in the case of death following a termination of employment pursuant to Subsections (f) or (g) below, shall be deemed to mean the expiration of the exercise period determined thereunder).

     (f) Disability of Optionee. If an Optionee shall become disabled (within the meaning of section 22(e)(3) of the Code) during the Optionee's employment with the Company or a Related Corporation, and the Optionee's employment with the Company and all Related Corporations is terminated as a consequence of such disability prior to the Expiration Date of his Option, any Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised under the Option on the date of such termination of employment, or to any greater extent permitted by the Committee, at any time prior to the earlier of: (i) 1 year following the date of the Optionee's termination of employment; or (ii) the Expiration Date of such Option. In the event of the Optionee's legal disability such Option may be so exercised by the Optionee's legal representative.

     (g) Retirement of Optionee. If an Optionee retirees in accordance with the retirement policy of the Company or any Related Corporation, or otherwise retires with the express consent of the Committee after age 55, and the Optionee's employment with the Company and all Related Corporations is terminated as a consequence of such retirement prior to the Expiration Date of the Optionee's Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of the Optionee's retirement, or to any greater extent permitted by the Committee, at any time prior to the earlier of: (i) 3 months after the date of retirement; or (ii) the Expiration Date of such Option.

     (h) Transferability. No Option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee, or in the event of the Optionee's legal disability, by his legal representatives.

     (i) Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his Option until the issuance of a stock certificate to the Optionee representing such Shares.

     (j) Ten Percent Shareholder. Notwithstanding any other provision of the Plan, if an Eligible Individual owns more than 10% of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an Incentive Stock Option is granted to such Eligible Individual, or would exceed such 10% limitation upon any such grant, the price of any Incentive Stock Option shall not be less than 110% of the fair market value of the optioned Shares on the date the Incentive Stock Option is granted for Options over such limit, and such Incentive Stock Option by its terms shall not be exercisable after the expiration of 5 years from the date the Incentive Stock Option is granted. For purposes of this Subsection, an Eligible Individual shall be considered to own any shares of the Company or a Related Corporation which are attributable to such Eligible Individual under section 424(d) of the Code.

     (k) Annual Limit on Grant of Incentive Stock Options. The aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under the Plan and any other Incentive Stock Option plan of the Company or a Related Corporation) shall not exceed $100,000. To the extent any option grant would cause any options to be exercisable in excess of the limitation, such options shall automatically be treated as Nonqualified Stock Options.

     (l) Option Agreement and Further Conditions. As soon as practicable after the grant of an Option, each Optionee shall enter into, and be bound by the terms of, a stock option agreement


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          (the  "Option  Agreement")  which  shall state the number of Shares to which the Option pertains and specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. The
          Option   Agreement   shall  set  forth  such  terms,   conditions  and
          restrictions regarding the Option not inconsistent with the Plan (and, in the case of Incentive Stock Options, the provisions of section 422(b) of the Code) as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

     (m) Withholding. The obligation of the Company to deliver Shares upon the exercise of any Option shall be subject to any applicable Federal, state and local tax withholding requirements.

8.   Listing and Registration of Shares.

     Each Option under the Plan shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under the laws of any jurisdiction, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the acquisition of Shares thereunder, or that action by the Company or the Optionee should be taken in order to obtain an exemption from any such requirement, then no such Option may be exercised in whole or in part and no certificate representing Shares shall be issued unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken on conditions acceptable to the Committee. Each Optionee or any legal representative or beneficiaries, also may be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being acquired for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly. Such Shares shall be transferable thereafter only if the proposed transfer is permissible under the Plan and the Option Agreement and if, in the opinion of counsel (who shall be satisfactory to the Company), such transfer shall at such time be in compliance with applicable securities laws.

9.   Adjustments.

     In case the Company shall: (i) declare a dividend or dividends on its Shares payable in shares of its capital stock; (ii) subdivide its outstanding Shares; (iii) combine its outstanding Shares into a smaller number of Shares; or
(iv) issue any shares of capital stock by reclassification of its Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares authorized under the Plan will be adjusted proportionately. Similarly, in any such event, the Committee may make such adjustments in the number of Shares subject to unexercised Options and the option prices as it deems equitable. Each Optionee will be notified of any such adjustment and any such adjustment, or the failure to make such adjustment, shall be binding on the Optionee.

10.  Change in Control.

     Notwithstanding any provision to the contrary, in the event of any "Change in Control", all outstanding Options shall immediately become 100% vested. As used herein, the term "Change in Control" shall mean: (i) the acquisition of ownership of stock of the Company, by any person (including, without limitation, a corporation, trust, partnership, joint venture, limited liability company (a "Person") or by any group of Persons), whether directly, indirectly, beneficially or of record, which acquisition, together with stock held by such person or group, represents more than 50% of the total voting power of all outstanding stock of the Company (provided that no Change in Control shall occur under this subparagraph (i) if the Person acquiring any additional stock already possessed more than 50% of the total fair market voting power of the stock of the Company); (ii) any merger or consolidation of the Company which the stockholders of the Company before such merger or consolidation do not, as a result of the merger or consolidation, own at least 50% of the merger or consolidation; or (iii) any nomination and election of 50% or more of all members of the Board of Directors of the Company within a 24-month period whose election is without the recommendation of the Board. "Change in Control" shall not include


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acquisition  of the  Company's  stock by any Company  employee  benefit plans or action by the members of the Board of Directors when acting as the Board of Directors.

11.  Cash Out of Options.

     In the event of any transaction that constitutes a Change in Control as defined in Section 10, the Committee, in its sole discretion, may determine that each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such transaction over the exercise price per Share of such Option. Such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee in its discretion shall determine.

12.  Amendment or Discontinuance of the Plan.

     The Board at any time, and from time to time, may suspend or discontinue the Plan or amend it in any respect whatsoever, provided, however, that, without the approval by the affirmative vote of the holders of a majority of all securities present in person or by proxy and entitled to vote at a duly called shareholders' meeting at which a quorum representing a majority of all such securities is present and voting on the amendment, the Plan may not be amended so as to materially: (a) increase the benefits accruing to participants under the Plan; (b) increase the number of Shares which may be issued under the Plan (except for adjustments permitted or required under Section 9 hereof); (c) modify the requirements as to eligibility for participation in the Plan; or (d) increase the cost of the Plan to the Company; and provided further, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

13.  Absence of Rights.

     The recommendation or selection of an Eligible Individual as a recipient of an Option under the Plan shall not entitle such person to any Option unless and until the grant actually has been made by appropriate action of the Committee; and any such grant is subject to the provisions of the Plan. Furthermore, the granting of an Option to a person shall not entitle that person to continued employment by the Company or a Related Corporation or affect the terms and conditions of such employment, and the Company shall have the absolute right, in its discretion, to retire such person in accordance with its retirement policies or otherwise to terminate his employment, whether or not such termination may result in a partial or total termination of any Options.

14.  Application of Funds.

     The funds received by the Company upon the exercise of Options and otherwise under the Plan shall be used for general corporate purposes as permitted by law.

15.  Plan Adoption.

     This Plan shall  become  effective  upon its  adoption  by the  Board,  and
Options may be issued upon such adoption and from time to time thereafter, provided, however, that the Plan shall be submitted to the Company's shareholders for their approval at the next annual meeting of shareholders. If the Plan is not approved by the affirmative vote of the holders of a majority of all securities present in person or by proxy and entitled to vote at a duly called shareholders' meeting at which a quorum representing a majority of all such securities is present and voting on this Plan, then this Plan and all Options then outstanding under it shall forthwith automatically terminate and be of no force and effect.

16.  No Obligation to Exercise Option or SAR .

     The granting of an Option shall impose no obligation upon an Optionee to exercise any such Option.



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17.  Disqualifying Disposition of Option Shares.

     The Optionee agrees to give written notice to the Company at its principal office, if a "disposition" of the Shares acquired through exercise of Incentive Stock Options granted hereunder occurs at any time within 2 years after the Grant Date or within 1 year after the transfer to the Optionee of such Shares. For purposes of this Section, the term "disposition" shall have the meaning assigned to such term by section 424(c) of the Code.

18.  Gender and Number.

     The masculine gender, where appearing herein, shall be deemed to include the feminine gender, and the singular shall be deemed to include the plural, unless the context clearly indicates to the contrary.

19.  Governing Law.

     This Agreement shall, to the maximum extent possible, be construed in the manner consistent with the Code provisions concerning Incentive and Nonqualified Stock Options, and its interpretation shall otherwise be governed by the laws of the State of New Jersey, except as otherwise presented by ERISA.

20.  Termination of Plan.

     No Options may be granted after January 1, 2008, provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or vested, as the case may be, or are terminated in accordance with the Plan.




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